ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into to be effective as of the _______ day of December, 1999, by and among EYESITE.COM, INC., a Delaware corporation (hereinafter referred to as "Buyer"), and GARY EDWARDS, M.D., an individual (hereinafter referred to as "Seller").

                       W I T N E S S E T H:

     WHEREAS, Seller is engaged in the business of creating, publishing, updating and maintaining that certain commercial web site with the registered domain of "http://www.eyesite.com," and other businesses, activities and endeavors related thereto (the businesses, activities and endeavors (but expressly excluding Seller's ophthalmology practice and Seller's Success International corporation) related thereto are hereinafter collectively referred to as the "Business"); and

     WHEREAS, pursuant to the terms and provisions contained herein, Seller desires to sell to Buyer and Buyer desires to purchase from Seller, the Business as a going concern and certain properties, assets and rights of Seller's Business as provided herein.

     NOW, THEREFORE, for and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                         ARTICLE I

                TERMS OF PURCHASE AND SALE

     Section 1.1  Purchase and Sale of Assets.

    (a) Pursuant to the terms and provisions contained herein, Seller hereby agrees to sell, assign, transfer and convey to Buyer at Closing (as defined hereafter), and Buyer hereby agrees to purchase from Seller at Closing, certain properties, assets and rights of Seller as described as follows, and as identified on Exhibit A attached hereto and incorporated herein by reference:

          (i) All of Seller's right, title and interest in and to the registered domain "http://www.eyesite.com" (the "Web site") as such Web site exists as to the date of Closing;

          (ii) All right, title and interest, if any and of whatever kind or character, of Seller in and to all customer lists, customer files, customer information, marketing and promotional materials, manuals, marketing studies or analysis or any other records or memoranda relating in any manner whatsoever to Seller's Web site customers or

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advertisers (collectively, the "Customers") or sales directly or indirectly related to the Web site (hereinafter collectively referred to as the "Customer Lists");

          (iii) All original files, books and records of Seller with respect to the Customers and Customer Lists including, without limitation, all Customer files, Customer account histories, Customer purchasing and payment history, Customer credit files, etc., as well as a list of all current and previous suppliers or manufacturers to the Business within the past two (2) years with sales in excess of Five Thousand and 00/100 Dollars ($5,000.00) per year;

          (iv) To the extent such are assumable, all right, title and interest of Seller as of the date of Closing in, to and under the contracts, leases, franchises, agreements, arrangements, understandings, commitments and business relationships and all of Seller's rights (including rights of refund and offset), including without limitation, the Internic and Cybercom relationships and agreements, deposits, privileges, claims, causes of action and options relating to or pertaining to the Web site (collectively, the "Contract Rights");

          (v) All of Seller's right, title and interest in and to any and all income and payments due Seller relating to and arising out of the Business as of the date of Closing;

          (vi) To the extent transferable, all right, title and interest of Seller as of the date of Closing in, to and under all permits and licenses relating to the Web site, the Business or all or any of the Assets (as defined below);

          (vii) All right, title and interest of Seller in and to all prepaid rentals and other prepaid expenses, bonds, deposits and financial assurance requirements relating to any of the Assets or the Business, including without limitation, any prepaid amounts to Internic;

          (viii) All right, title and interest of Seller in and to any benefit of and the right to enforce the covenants and warranties, if any, the Seller is entitled to enforce with respect to the Assets against Seller's predecessors and title to the Assets;

          (ix) All of Seller's right, title and interest in the name "eyesite.com," "Eyesite.Com," "Eyesite" and all related and similar names, logos and trade names including, without limitation, any of Seller's corporate, copyright, trademark, trade name and service mark rights and interest in such names, logos and trade names; provided, however, that Buyer and Seller agree and acknowledge that parties other than Seller may have certain rights in the trade name "Eyesite";

          (x) All right, title and interest of Seller in, to and under all rights, privileges, claims, causes of actions and options relating or pertaining to the Business or the Assets;

          (xi) All right, title and interest of Seller in and to the goodwill of the Business;

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     All of the assets, properties and rights listed in this
subparagraph (a) shall hereinafter be referred to collectively as the "Assets."

     (b) Notwithstanding anything to the contrary contained herein, the Assets shall not include (i) all claims of Seller for refunds for any income taxes (whether federal, state, local, foreign or other) applicable to periods prior to the or after the date of Closing; (ii) any rights accruing as a result of, or any proceeds paid or payable in accordance with the Agreement; (iii) any and all insurance proceeds and insurance claims of Seller, except for proceeds and claims relating to any damage, loss or casualty to the Assets accruing after the execution of this Agreement but prior to the date of Closing; or (iv) any assets and contracts relating to Seller's ophthalmology practice or Seller's Success International corporation or as specifically listed on Schedule 1.1(b) hereto (hereinafter collectively referred to as the "Excluded Assets").

     (c) It is expressly understood and agreed among the parties hereto that Buyer is not assuming, and shall not be deemed to assume, any liabilities of Seller relating to the Assets or arising out of the Business, except those specifically listed on Schedule 1.1(c) hereto (the "Assumed Liabilities").

     Section 1.2  Purchase Price and Other Consideration.

     (a) The total consideration to be paid by Buyer to Seller (the "Purchase Price") for all of the Assets purchased hereunder shall be equal to: (i) cash in the aggregate amount of Fifty Thousand and No/100 Dollars ($50,000.00), payable in six
(6) equal monthly installments, the first of which shall be paid at Closing; and (ii) the greater of Five Hundred Thousand (500,000) shares of Buyer's founders' common stock, or ten percent (10%) of Buyer's then-outstanding founders' common stock as of the date of Closing. The Purchase Price shall be payable at or before Closing by (a) the issuance to Seller or Seller's designee(s) of certain common stock of Buyer, (b) delivery by Buyer of one or more certified checks or wire transfers drawn on Buyer's bank account of an amount not to exceed Eight Thousand Three Hundred Thirty-Three and 33/100 Dollars ($8,333.33), payable to Seller, and (c) assumption of certain obligations of Seller as set forth specifically on Schedule 1.1(c) hereto.

     (b) In addition, Buyer and Seller agree and acknowledge that, at the sole option of Buyer, Buyer may elect to terminate all of its obligations under this Agreement with no further obligation of Buyer, in the event of a material change in the Business prior to the Closing; for purposes of illustration but not for purposes of exclusion, a "material change" in the Business would include but shall not be limited to a loss of a one or more customer relationship(s) which constitute individually or in the aggregate more than ten percent (10%) by gross revenue of the Business.

     (c)     After the Closing, Buyer shall offer a Consulting
Arrangement to Seller, and Seller shall agree to be engaged by Buyer, subject to the terms and conditions set forth in the Consulting

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Agreement on Exhibit B, which is incorporated herein for all purposes. Additionally, Seller shall be offered a seat on Buyer's board of directors including, without limitation, reasonable protection under Buyer's director and officer errors and omissions insurance policy.

     (d) The parties hereto acknowledge and agree that Buyer shall not be required to, nor shall Buyer assume, adopt or accept any employee benefit plan, contract, practice, program, policy or arrangement or any kind of Seller.

     Section 1.3 Compliance with Uniform Commercial Code - Bulk Transfers. Seller and Buyer acknowledge and agree that the purchase and sale of the Assets may be subject to Chapter 6 of the Uniform Commercial Code enacted in the State of Hawaii regarding bulk transfers. In that regard, Seller hereby agrees to indemnify, defend and hold harmless Buyer, and Buyer's directors, officers and agents from and against any and all demands, claims, actions or causes of actions, assessments, losses, damages, liabilities, costs and expenses, including reasonable attorney's fees, asserted against or imposed upon or incurred by Buyer, its directors, officers and agents, as the case may be, directly or indirectly, in whole or in part, resulting from any alleged noncompliance of such former provisions by Seller.

     Section 1.4 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets in the manner set forth in a schedule to be delivered by Buyer to Seller within thirty
(30) days of the Closing Date, and the parties agree (a) to comply with all filing, notice and reporting requirements described in Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and (b) that, without the consent of both parties, neither party will make any representation to any party as to such allocation that is at variance with the allocation set forth on such schedule.

     Section 1.5  Deferred Vesting of the Assets; Possible
Reversion to Seller.

     (a) Notwithstanding any other provision of this Agreement, Seller and Buyer acknowledge and agree that the ownership of the assets and the full vesting of such ownership in Buyer is contingent upon Buyer remitting to Seller the amount set forth in Subsection 1.5(b) below or achieving any two (2) of the following three (3) performance criteria within thirty-six (36) months of the Closing Date:

          (i) Achievement of status of Buyer as a registered public company with NASDAQ or any other recognized United States stock exchange, with its common stock price trading at a minimum of Three and No/100 Dollars ($3.00) per share (based upon a ten
(10) day average closing bid and ask price);

          (ii) Achievement of Buyer of a book value of not less than Five and No/100 Dollars ($5.00) per share, based upon generally accepted accounting principles and audited financial statements; or

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          (iii)     Completion of funding from any source
whatsoever that makes available to Buyer at least Three Million
Five Hundred Thousand and No/100 Dollars ($3,500,000.00) in cash.

     (b) Buyer and Seller hereby further agree that should Buyer fail to achieve at least two (2) of three (3) criteria set forth in Subsection 1.5(a) above, Buyer shall alternatively have the right, in its sole discretion, to remit to Seller the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) in cash within a one (1) month period from the expiration of the thirty-six (36) month period described in Subsection 1.5(a) above, in addition to any other consideration set forth in Section 1.2 above.

     (c) If Buyer satisfies any two (2) of the three (3) criteria set forth in Section 1.5(a) above or pays the amount set forth in Subsection 1.5(b) above, full ownership of the Assets will immediately and absolutely vest in Buyer without further actions of either Buyer or Seller. In the event Buyer fails to achieve two (2) of the three (3) criteria set forth in Subsection 1.5(a) above or, in the alternative, to pay the additional purchase price of Five Hundred Thousand and No/100 Dollars ($500,000.00) described in Subsection 1.5(b) on or before the date which is one (1) month following the expiration of the thirty-six (36) month period described in Subsection 1.5(a) above, all of Buyer's right, title and interest in and to the Assets shall be reconveyed back to Seller without any additional cost to Seller, and Seller shall assume the Assumed Liabilities, provided, however, that in such event Seller shall assume only liabilities in an amount equal to or lesser than the aggregate amount of the Assumed Liabilities as of the Closing Date.

     (d) Until such time as the title to the Assets and the Business fully vest in Buyer, the Parties hereto shall enter into a License Agreement ("License Agreement") in the form of the License Agreement attached hereto as Exhibit C and incorporated herein.

                           ARTICLE II

                       REPRESENTATIONS AND
                      WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer as follows, and acknowledges that Buyer is relying on such representations and warranties, in connection with the purchase by Buyer of the Assets and consummation of the other transactions described herein.

     Section 2.1  Title to and Ownership and Condition of Assets.

     (a) Seller has, at the Closing, and shall convey to Buyer, good and indefeasible title to the Assets, free and clear of all liens, security interests, claims, demands, charges or other encumbrances of any kind and character whatsoever, save and except for any lien burdening the Assets as a result of the Assumed Liabilities.

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     (b)     There are no outstanding contractual or other rights
of third parties to acquire any portion of the Assets, and there are no outstanding agreements, options or other arrangements or commitments which would require Seller to obtain the consent of any party to effect the consummation of the transactions contemplated hereby;

     (c) Seller shall pay his remaining liabilities (other than the Assumed Liabilities) directly or indirectly relating to the assets that exist as of the date of Closing in the ordinary course of business, and shall fulfill and satisfy, during the period after the Closing, all of his debts, obligations and liabilities which relate to the Business (other than the Assumed Liabilities) existing as of the Closing Date, in order to ensure that the purchase of the Assets by Buyer is effective against any and all persons holding claims against Seller based on transactions or events occurring prior to the Closing.

     Section 2.2 Organization. Seller is an individual who resides in the State of Hawaii. Seller conducts his Business and maintains his properties in such jurisdiction and is presently qualified as a foreign or domestic entity under the laws of all jurisdictions in which he conducts his Business. Seller has the requisite power and authority to own or lease his properties and to carry on his Business as, and in the places where, such properties are owned or leased and such Business is conducted.

     Section 2.3 Power and Authority. Seller has the power, authority and legal right to enter into and perform this Agreement and all other documents or instruments contemplated herein, and the execution, delivery and performance of such agreements and the consummation of the transactions contemplated thereby will not (i) result in any material breach or default under any mortgage, loan agreement, deed of trust, indenture or other loan-related instrument to which Seller is a party or by which he is bound, (ii) violate any order, writ, injunction or decree applicable to any Seller, or (iii) violate any provisions of laws, rules or regulations to which any Seller is subject. This Agreement constitutes, and all other agreements and documents executed in connection herewith by Seller, upon due execution and delivery by Seller, shall constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except insofar as enforcement hereof may be limited by bankruptcy, insolvency or similar laws for general equitable principles, or as otherwise set forth herein.

     Section 2.4 Liabilities and Litigation. At Closing, there shall be no liabilities of any kind whatsoever whether accrued, absolute, contingent, determined or determinable, which would encumber the Assets or title thereto or result in any liability to Buyer with respect thereto. At Closing there shall exist no claim, circumstances or matter whatsoever, of or relating to the Assets or the Business (other than in connection with the Assumed Liabilities) which would encumber the title thereto or result in any liability to Buyer with respect thereto; provided, however, Seller shall be permitted to discharge such obligations within a commercially reasonable period of time after the Closing but shall not permit any encumbrances or liens to attach to the Assets. There are no actions, proceedings or investigations pending or, to the best of Seller's knowledge, threatened against Seller or any shareholder of Seller or any of their respective properties or rights, at law or in equity or before or by any court or federal, state, municipal or other

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governmental department, commission, board, bureau, agency or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (collectively, "Agent" and "Agency"). Seller is not directly or indirectly, subject to any continuing court or Agency order, writ, in junction or decree applicable specifically to it, the Assets or the Business.
Seller shall continue to be solely liable for, and Buyer is not assuming responsibility or liability for, all matters described in this Section 2.4, unless specifically set forth as the Assumed Liabilities.

     Section 2.5 Breach of Other Agreements. Seller warrants that the execution of this Agreement or any documents contemplated herein, and the consummation of the transactions contemplated herein, will not violate, conflict with, modify or breach (i) any material term or provision of, or cause a default under, or be an event which, with notice and/or lapse of time, would constitute a default under, or result in the acceleration of, or result in the creation of any encumbrance upon any of the Assets pursuant to any material contract or agreement to which Seller is a party, (ii) any judgment, decree, writ, order or injunction of any court or arbitration body relating to the Assets or Seller, or (iii) any order or other action of any governmental authority, commission, bureau or administrative agency.

     Section 2.6 Taxes. Seller has duly filed all federal, state, local and other tax returns, including, without limitation, all federal and state payroll tax returns, all federal and state income and/or franchise tax returns and state or local sales tax returns, which are or were required to be filed by the Business as of Closing, whether separately or as a component of Seller's individual tax return(s). Seller has paid all taxes that have become due, have accrued or have been or will be assessed against him related to the Business or Assets for all periods through the Effective Date. There are no tax deficiencies or claims presently being asserted against Seller relating to the Assets or the operation of his Business. There is no pending or threatened claim by any federal, state or local taxing authority against or with respect to Seller relating to the Business for payment of additional taxes for any period prior
to the date hereof.   Notwithstanding anything to the contrary
contained herein, all risk and liability with respect to any tax obligation or liability of Seller relating to or arising with respect to his ownership, use, control or operation of the Assets or the Business during any period up to and including the Closing Date, or arising as of a result of the transactions contemplated herein, shall be borne exclusively by Seller.

     Section 2.7 Compliance with Laws. To the best of his knowledge, Seller has not violated and is not now in violation of, any federal, state or municipal law, ordinance, order, regulation or requirement affecting the Assets, and no written notice of any such violation has been issued by any governmental authority.

     Section 2.8  Prior Bulk Sales.  Seller has not never
transferred in bulk or otherwise not in the ordinary course of his business all or any major part of the materials, supplies, merchandise or other inventory of the Business, or any substantial portion of the equipment of the Business.

     Section 2.9 No Finder's Fees. Seller has not made any agreement with any broker or other person or entity or taken any action which would cause any broker or other person or entity

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to become entitled to any fee or commission in connection with the transactions contemplated hereby.

     Section 2.10 Attachments and Other Proceedings. There are no attachments, executions, assignments for the benefit of creditors, receiverships or voluntary or involuntary proceedings in bankruptcy or pursuant to any debtor relief laws contemplated or filed by or against Seller relating to the Business or the Assets.

     Section 2.11 Governmental and Other Consents. No consent, approval or other authorization of any governmental authority or other third party is required in connection with the execution or delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

     Section 2.12  Employees and Benefits.

     (a) Seller does not currently and has never engaged or hired employees in connection with the Business or the Assets.
Accordingly, Seller is not a party to, or bound by, any collective bargaining agreements or other labor agreements.

     Section 2.13 Investment Representations. Seller hereby makes the following representations and warranties to Buyer with regard to Buyer's common stock which will make up a part of the Purchase Price:

     (a) The stock of Buyer to be issued to Seller will be acquired for investment for Seller's own account for investment only, not as a nominee or agent, and not with a view to or for resale in connection with, any distribution or public offering of securities within the meaning of the Securities Act of 1933, as amended, or any other applicable securities law, and Seller has no present intention of selling, granting a participation in or otherwise distributing the same. Seller represents that the entire legal and beneficial interest of the common stock of Buyer will be held for Seller's account only, neither in whole or in part for any other person. By executing this Agreement and related certificates required by Buyer, Seller further represents that he has no present contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the common stock of Buyer. Seller understands that the common stock of Buyer to be issued hereunder may not be transferred without an effective registration statement covering such shares under such securities laws, or an opinion of counsel or other evidence satisfactory to Buyer, in his sole discretion, that registration is not required under the applicable securities laws. These restrictions under the applicable securities laws are in addition to those restrictions contained in this Agreement. Seller represents and warrants that it, along with his advisors, is knowledgeable in making investments similar to the purchase of the common stock of Buyer, and is able to bear the risk of such illiquidity in his investment and the economic risk of such investment. Seller hereby additionally represents, warrants and acknowledges that he has been given the opportunity to review such information about Buyer so as to make a fully-informed decision to purchase the common stock

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of Buyer, and further that no guarantees have been given by Buyer about the value of the common stock of Buyer.

     (b) Seller understands and acknowledges that the common stock of Buyer to be issued pursuant to the Agreement has not been registered under the Securities Act of 1933, as amended, (the "Securities Act") or any other applicable state securities laws.

     (c) The share certificate(s) issued to Seller representing common stock of Buyer or any share certificate(s) issued or issuable in respect of any such common stock of Buyer upon any stock split, stock dividend, recapitalization or similar event, shall contain the following restrictive legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ("SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ENACTED IN THE UNITED STATES OF AMERICA (THE "U.S. ACT"), THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("STATE ACT") OR THE LAWS OF ANY OTHER COUNTRY OR LAWFUL JURISDICTION (THE "OTHER APPLICABLE LAWS"). ACCORDINGLY, THE HOLDER OF THIS CERTIFICATE MAY NOT OFFER, SELL, RENOUNCE OR TRANSFER THE SHARES DIRECTLY OR INDIRECTLY IN THE UNITED STATES OR TO A UNITED STATES CITIZEN, RESIDENT, OR RESIDENT ALIEN ("AMERICAN NATIONAL") UNLESS DONE IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE U.S. ACT, RULE 144 UNDER THE U.S. ACT, ANY APPLICABLE STATE ACT, AND ALL OTHER APPLICABLE LAWS OR AS PART OF A TRANSACTION IN CONNECTION WITH WHICH THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL WHICH SHALL BE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS OR THAT COMPLIANCE WITH SUCH REGISTRATION REQUIREMENTS IS NOT REQUIRED."

     "THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, TO ANY PURCHASER OUTSIDE THE UNITED STATES OR WHO IS NOT AN AMERICAN NATIONAL UNLESS THE TRANSACTION IS IN COMPLIANCE WITH THE U.S. ACT, THE SECURITIES LAWS OF THE JURISDICTIONS IN WHICH THE OFFER AND/OR SALE TAKES PLACE AND ALL OTHER APPLICABLE LAWS AND REGULATIONS."

     (d) Seller acknowledges that the common stock of Buyer held by the undersigned must be held subject to Rule 144 and other applicable provisions of the Securities Act. Seller represents, warrants and acknowledges that the common stock of Buyer shall not be transferrable except on the conditions specified in this Agreement and Rule 144 of the Securities Act, and accordingly, any intended transfer, assignment or sale by Seller prior to such applicable waiting period under Rule 144 or in violation of other applicable provisions of the Securities Act shall be null and void.

     (e) The certificates evidencing the common stock of Buyer shall also bear any legend required pursuant to any state, local or foreign law governing such securities.

     (f) Seller has had the opportunity to review with his own tax advisors the tax consequences to the undersigned of the Agreement and transactions contemplated thereby. Seller

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understands that he must solely rely on his advisors and not on any statements or representations by Buyer or any of his agents. Seller understands that he (and not Buyer) shall be responsible for any such tax liability that may arise as a result of the Agreement or any transactions contemplated thereby.

     Section 2.14 Enforceability. This Agreement and any other agreement to be entered into pursuant to the terms hereof or as contemplated hereby by Seller constitute valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights generally and the application of general principles of equity.

     Section 2.15 Full Disclosure. No representation or warranty of Seller made in this Agreement, nor any written statement or certificate furnished or to be furnished by Seller to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain, any untrue statement of a material fact, or omits, or will omit to state, a material fact necessary to make the statement or facts contained herein or therein not misleading. No Seller has withheld, and no Seller will withhold, from Buyer knowledge of any events, conditions or facts of which Seller has knowledge which could materially and adversely affect the Assets or Buyer.

                          ARTICLE III

                      COVENANTS OF SELLER

     Seller hereby covenants and agrees with Buyer as follows:

     Section 3.1 Conduct of Business. From September 16, 1999 to the Closing, Seller will, in all material respects, and will cause such entities to, conduct his Business in the ordinary course and use good faith and commercially reasonable efforts to preserve such Business, and shall not, without Buyer's prior written consent, impair or fail to use his best efforts to preserve his relationships with employees, suppliers, Customers, creditors and others having business relationships with Seller.

     Section 3.2 Notices and Approvals. Prior to the Closing, Seller shall, at his sole expense, promptly give all notices to and use his best efforts to obtain all consents from third parties which may be necessary or deemed desirable by Buyer in connection with this Agreement and the consummation of the transactions contemplated hereby, including without limitation, those shown on Schedule 3.2 hereto. If all such consents are not forthcoming by the date of Closing, Seller shall continue to use their best efforts to obtain all such consents, at the sole expense of Buyer.

     Section 3.3 Fulfillment of All Covenants and Obligations. Seller shall satisfy and fulfill all of his other obligations and covenants set forth in this Agreement or as may otherwise be contemplated herein or necessary or appropriate to consummate the transactions set forth herein.

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     Section 3.4 Termination of Seller's Business.  Seller shall use his best efforts to sell and/or close all remaining portions of his Business which are not acquired by the Buyer pursuant hereto and which would otherwise violate the Covenants Not to Compete, Trade Secrets or Confidentiality set forth in Sections 3.8, 3.9 or 3.10 hereto as soon as possible after the Closing Date.

     Section 3.5 Material Change. From September 16, 1999 to the date of Closing, Seller shall promptly inform Buyer in writing of any aterial adverse change to the Business or the Assets. Notwithstanding the disclosure to Buyer of any such material adverse change, Seller shall not be relieved of any liability to Buyer pursuant to this Agreement or, nor shall provide such information by Seller to Buyer be deemed a waiver by Buyer of, the breach of any representation or warranty of Seller contained in this Agreement.

     Section 3.6 Material Contracts. From October 15, 1999, Seller shall not, without the prior written consent of Buyer, incur any obligation in excess of Five Thousand and No/100 Dollars ($5,000.00); make any purchases in excess of Five Thousand and No/100 Dollars ($5,000.00) in the aggregate; increase the compensation paid or payable to any officer, director, employee or agent of any Seller; or otherwise take any action outside the ordinary course of business.

     Section 3.7 Contracts. Except with Buyer's prior written consent, Seller shall not waive any material right or cancel any material contract, debt or claim that constitutes an Asset.

     Section 3.8  Non-Competition; Confidentiality.

     (A) Seller recognizes and acknowledges that he will derive substantial benefit from the consummation of the transactions contemplated by this Agreement. Seller further recognizes and acknowledges that Buyer is making a substantial investment pursuant to this Agreement in reliance upon the fact that the knowledge and expertise developed by Seller and his management of the affairs of the Business will be preserved and will not be used in competition with the Business purchased by Buyer. Seller hereby agrees that the covenants contained herein are reasonable and necessary for the protection of Buyer and the Business to be purchased by Buyer, and that Seller agrees to take all necessary actions to assure that Seller will not, directly or indirectly, except for the benefit of Buyer or with the prior written consent of Buyer, which consent may be granted or withheld at Buyer's sole discretion:

          (i) Own, manage, engage in, control, be employed by, participate in or be connected with, in any manner whatsoever, the ownership, management, operation or control of any business which sells, promotes or distributes products or services, or which otherwise performs services, which are reasonably like and which may reasonably compete with those products or services previously offered by Seller's Business and/or the Web site (but specifically excluding any existing non-eye product or service web site of Seller) at any time during the term of this Agreement;

          (ii) Canvas, solicit or accept business from "Customers of the Buyer" after the Closing (except on behalf of the Buyer) which, for purposes of this Agreement, shall mean any person or entity which has been contacted by Seller or his affiliates or subsidiaries, or has engaged in business with Seller or any of his affiliates or subsidiaries, during the two
(2) year period prior to the effective date of this Agreement;

          (iii) Directly or indirectly request or advise any Customer of the Buyer to withdraw, curtail or cancel such Customer's business with the Buyer, or otherwise interfere with the business relationship between such Customers and the Buyer, or any of his affiliates or subsidiaries;

          (iv) Otherwise aid, consult or assist anyone engaged in any business which is competitive with the "Business of the Buyer," which "Business of the Buyer" shall include all business activities in which the Buyer or any of his affiliates or subsidiaries is engaged at any time after the date of Closing (including, but not limited to, the publication of one or more eye-related web sites, sales therefore, sales and acquisitions of such types of business) or in which the Buyer or any of his affiliates or subsidiaries plans to engage after the date of Closing; or

          (v) communicate to any person or entity any trade secrets, customer lists, information (financial or otherwise), strategies, systems, methods or any other business data or secrets of the Buyer, any of the Buyer's affiliates or subsidiaries.

     (b) Seller's covenants against competition as set forth in subparagraph (a) above shall commence on the date of this Agreement and shall continue for a period of two (2) years after the date of Closing of this Agreement. The restraints against competition imposed on and agreed to by each Seller hereunder shall apply to, and be enforceable in, the State of Hawaii, and/or an area within fifty (50) miles of any location where the Buyer, or any of its affiliates or subsidiaries is doing business.

     Section 3.9  Trade Secrets.

     (a) Seller covenants and agrees that he will not, directly or indirectly, for his own account or benefit, or for the account or benefit of any other person or party, communicate to any person or entity any trade secrets, customer lists, information (financial or otherwise), strategies or any other business data or secrets of Buyer.

     (b) Seller's covenant against disclosure as set forth in subparagraph (a) above shall commence on the date of this Agreement and shall continue for a period of two (2) years after the date of Closing of this Agreement.

     Section 3.10  Nondisclosure of Confidential Information.

     (a) Seller acknowledges that Buyer may disclose or has previously disclosed certain confidential information to such party. Seller hereby covenants and agrees that he will not, without prior written consent of Buyer, at the closing or at any time thereafter, disclose or permit to be disclosed to any third party by any method whatsoever any of the confidential information of Buyer whether acquired prior to or after the Closing Date. For purposes of this Agreement, "confidential information" shall include, but not be limited to, any and all records, notes, memoranda, data, ideas, processes, methods, techniques, systems, formulas, patents, models, devices, programs, computer software, writings, research, personnel information, plans, or any other information of whatever nature in the possession or control of Buyer which has not been published or disclosed to the general public, or which gives to Buyer an opportunity to obtain an advantage over competitors who do not know of or use it.

     (b) The foregoing paragraph shall not be applicable if and to the extent Seller is required to testify in a judicial or regulatory proceeding pursuant to an order of a judge or administrative law judge issued after such party and his legal counsel urge that the aforementioned confidentiality be preserved.

     (c) Any breach of this nondisclosure covenant will result in the waiver by Seller of any and all rights to compensation and any additional Purchase Price, if any, unpaid at the time of the breach. In such event Buyer shall have no further obligation to pay any amounts related thereto.

     Section 3.11  Remedy for Breach.

     (a) The parties hereto, recognizing that irreparable injury will result to Buyer, his business and property in the event of a breach or threatened breach of any of the above covenants in Section 3.8, 3.9 or 3.10, respectively, by Seller and that Buyer's purchase of the Assets pursuant hereto, agree that in the event of a violation of any of the covenants herein against competition or disclosure of confidential information by
Seller:

          (i)     Seller's Consulting Agreement described
hereunder may be terminated in the sole discretion of Buyer;

          (ii)     all payments otherwise due hereunder to
Seller, including without limitation any deferred Purchase Price, may be immediately terminated without further obligation to the Buyer in the sole discretion of the Buyer; and

          (iii) in addition to any other legal or equitable remedies and damages available, the Buyer shall be entitled to the issuance of restraining orders or injunctions, both temporary and permanent, in order to restrict the violation thereof by Seller, his partners, agents, servants, employees and employers, and all persons acting directly or indirectly for or with it.

     (b) The restrictive covenants contained in this Agreement shall survive the date of Closing provided under the terms of this Agreement and any termination of this Agreement, and shall be enforceable according to his terms.

     (c) If any court of competent jurisdiction should hereinafter determine in the course of litigation that the provisions of this paragraph are unreasonable with respect to length of time, geographical area, or activities so restrained, then this clause shall be construed to operate for such period of time and such geographical area or areas and in respect of such activities as said court shall determine to be the maximum reasonable restraint in the circumstances, and the parties agree to submit such question or questions to such court in the event of any such determination of unreasonableness.

     (d) The waiver of any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either such party. The failure to enforce any provision(s) of the Agreement shall not be construed as a waiver of such provision(s).

     (e) The covenants of Sections 3.8, 3.9, 3.10 or 3.11 hereof shall survive the Closing of this Agreement, and be enforceable according to their terms.

                         ARTICLE IV

              CONDITIONS TO OBLIGATIONS OF BUYER

     The obligations of Buyer to purchase the Assets and consummate the transactions at the Closing shall be subject to the satisfaction on or prior to the Closing Date (as defined below) of all of the following conditions, except such conditions as Buyer may waive in writing:

     Section 4.1 Representations, Warranties and Covenants of Seller. All of the representations and warranties of Seller contained herein shall be accurate in all material respects when made and as of the Closing Date with the same effect as though such representations and warranties (in the exact language contained herein with appropriate modification of tense in the case of representations and warranties relating to statements of fact as of specified dates) had been made as of the Closing Date, and Seller shall have complied in all material respects with all of his respective agreements and covenants contained herein to be performed on or prior to the Closing Date.

     Section 4.2 Further Action. All action that shall be required to be taken by Seller in order to effect the sale and transfer of the Assets to Buyer and to consummate the other transactions contemplated herein shall have been taken.

     Section 4.3 Authorizing Resolutions. Seller shall have delivered to Buyer copies of evidence of authority for Seller relating to consummation of the transactions contemplated herein.

                        ARTICLE V

                 REPRESENTATIONS OF BUYER

     Buyer hereby represents and warrants to Seller as follows, and acknowledges that Seller is relying upon such representations and warranties, in connection with the purchase by Buyer of the Assets and the consummation of the other transactions described herein.

     Section 5.1 Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer conducts his business and maintains his properties in each jurisdiction and is presently qualified as a foreign or domestic entity under the laws of all jurisdictions in which he conducts his business. Buyer has the requisite power and authority to own or lease properties and to carry on his businesses as, and in the places where, such properties are owned or leased and such business is conducted.

     Section 5.2 Power and Authority. Buyer has the power, authority and legal right to enter into and perform this Agreement and all other documents or instruments contemplated herein, and the execution, delivery and performance of such agreements and the consummation of the transactions contemplated thereby will not (i) result in any breach of, default under, violation of, or conflict with or require consent under any term or provision of Buyer's Certificate of Incorporation or Bylaws,
(ii) result in any material breach or default under any mortgage, loan agreement, deed of trust, indenture or other loan-related instrument to which any Buyer is a party or by which he is bound,
(iii) violate any order, writ, injunction or decree applicable to any Buyer, or (iv) violate any provisions of laws, rules or regulations to which any Buyer is subject. This Agreement constitutes, and all other agreements and documents executed in connection herewith by Buyer upon due execution and delivery by Buyer shall constitute valid and binding obligations of Buyer, enforceable against him in accordance with their terms, except insofar as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws for general equitable principles, or as otherwise set forth herein.

     Section 5.3 Breach of Other Agreements. The execution of this Agreement or any documents contemplated herein, and the consummation of the transactions contemplated herein, will not violate, conflict with, modify or breach (i) any material term or provision of, or cause a default under, or be an event which, with notice and/or lapse of time, would constitute a default under, or result in the acceleration of, or result in the creation of any encumbrance upon any of the Assets pursuant to any material contract or agreement to which Buyer is a party,
(ii) any judgment, decree, writ, order or injunction of any court or arbitration body relating to the Assets, or (iii) any order or other action of any governmental authority, commission, bureau or administrative agency.

     Section 5.4 Taxes. Buyer has duly filed all federal, state, local and other tax returns, including, without limitation, all federal and state payroll tax returns, all federal and state income and/or franchise tax returns and state or local sales tax returns, which are or were required to be filed by him as of Closing. Buyer has paid all taxes that have become due, have accrued or have been or will be assessed against him for all periods through the date of Closing. There are no tax deficiencies or claims presently being asserted against Buyer relating to the operations of his business.

     Section 5.5  Finder's Fees.  Buyer has not made any
agreement with any person or entity or taken any action which would cause any person or entity to become entitled to any fee or commission in connection with the transactions contemplated hereby.

     Section 5.6 Full Disclosure. No representation or warranty of Buyer made in this Agreement, nor any written statement or certificate furnished or to be furnished by Buyer to Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain, any untrue statement of a material fact, or omits, or will omit to state, a material fact necessary to make the statement or facts contained herein or therein not misleading. Buyer has withheld, nor will he withhold, from Seller knowledge of any events, conditions or facts of which Buyer has knowledge which could materially and adversely affect the Assets or Seller.

                        ARTICLE VI

                   COVENANTS OF BUYER

     Section 6.1 Assumption of Liabilities. Buyer hereby covenants to, effective with the date of Closing, assume the Assumed Liabilities as set forth in Schedule 1.1(c). Buyer shall undertake to remit payment for the Assumed Liabilities, including without limitation the accounts payable assumed by Buyer, to be paid in the normal course of business on a basis consistent with his normal business practices.

     Section 6.2 Fulfillment of all Covenants and Obligations. Buyer shall satisfy and fulfill all of his other obligations and covenants set forth in this Agreement including, without limitation, those contained in Section 1.5 above or as may otherwise be contemplated herein or necessary or appropriate to consummate the transactions set forth herein.

     Section 6.3 Certified Corporate Documents. At or prior to the Closing, Buyer shall deliver to Seller or his representative certified copies of the resolutions of his Board of Directors authorizing this Agreement and the consummation of the transactions contemplated hereby.

                            ARTICLE VII

                              CLOSING

     Section 7.1  Closing.  (a)     The closing (the "Closing")
of the purchase and sale of the Assets and the other transactions contemplated hereby shall take place at the offices of Buyer beginning at 10:00 a.m. on December 22nd, 1999 (the "Closing Date"), or at such other place, date and time as the parties may agree upon in writing. The Closing of the transactions contemplated herein shall be effective as of the close of business on December 22nd, 1999 ("Effective Date"). In particular, the parties hereto shall deliver the following at the
Closing:

     (i) Seller shall deliver to Buyer fully and validly executed bills of sale, filings, assignments, licenses, consents and all other documents contemplated or specifically identified in this Agreement or which are otherwise necessary or appropriate to fully effectuate the transfer of the Assets to Buyer as contemplated herein, including, without limitation, the transfer of the Internic domain registration and the Cybercom web site hosting agreement.

     (ii) Buyer shall deliver to Seller the Purchase Price as specified in Section 1.2 hereof, including any certificates of Seller deemed necessary by Buyer to issue the applicable certificates of stock and cash, as applicable.

     (iii) Seller shall deliver to Buyer possession of all books, accounts, records, documents, agreements and reports held by Seller with respect to the Customers.

     (iv)     Buyer shall deliver to Seller the Consulting
Agreement.

     Following the Closing Date, Buyer and Seller hereby agree to provide for the following:

     (i) The Purchase Price shall be allocated among the Assets as set forth in Section 1.4 within thirty (30) days of the Closing Date; and

     (ii) Payment by Buyer of the remaining five (5) installments of the cash Purchase Price.

                           ARTICLE VII

                  INDEMNIFICATION AND ARBITRATION

     Section 8.1  Agreement to Indemnify.

     (a) Subject to the conditions and provisions set forth in this Article VIII, Seller agrees, upon the lapse of the thirty
(30) day period after Seller is notified in writing of such a demand, claim, action or cause of action, to indemnify, defend and hold harmless the Buyer from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including reasonable attorney's fees, asserted against or imposed upon or incurred by the Buyer, as the case may be, directly or indirectly, in whole or in part, resulting from (i) all debts, liabilities and obligations, actual or alleged, arising at any time from or related to the ownership, control or operation of the Assets or Business by Seller prior to Closing, (ii) sales taxes imposed upon Seller and arising out of the operation of the Businesses or with respect to Seller's ownership, use, control, operation or sale of the Assets, (iii) any obligation of Seller pertaining to interest on the shareholder loans whether directly to the shareholder advancing funds to Seller or to any federal, state or local tax authority, (iv) a breach of any covenant, or the inaccuracy in any respect of any representation or warranty, of Seller contained in or made pursuant to this Agreement and (v) all other liabilities for which the Buyer may become liable and which are covered by this indemnity, including, without limitation, all federal, state and local taxes applicable to the ownership, control or operation of the Assets on and prior to the Closing Date and liabilities arising as a result of the calculation of same.

     (b)     Subject to the conditions and provisions of this
Article VIII, Buyer agrees, upon the lapse of the thirty (30) day period after Buyer is notified in writing of such a demand, claim, action or cause of action, to indemnify, defend and hold harmless the Seller from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, cost and expenses, including reasonable attorney fees, asserted against or imposed upon or incurred by the Seller, as the case may be, directly or indirectly, in whole or in part, resulting from (i) the failure of Buyer to pay any of the Assumed Liabilities (except as may be set forth in Section 1.2 above),
(ii) a breach of any covenant, or other inaccuracy in any respect of any representation or warranty, of Buyer contained in or made pursuant to this Agreement, (iii) any and all claims and contingent liabilities relating to the Assumed Liabilities, including without limitation any contingent liabilities, whether now existing or hereafter arising, pertaining to Seller's and/or Buyer's utilization of the names "Eyesite" and "eyesite.com", and
(iv) all other liabilities for which Seller may become liable and which are covered by this indemnity, including, without limitation, all federal, state and local taxes applicable to the ownership, control or operation of the Assets after the Closing Date and liabilities arising as a result of the calculation of same.

     (c) All of the adjustments, demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses to which a party may be entitled to recover or for which such party may be entitled to indemnification pursuant to this Agreement shall hereinafter be referred to as the "Indemnification Claims".

     Section 8.2 Arbitration. Any and all disputes arising between the parties with respect to the validity and/or payment of any Indemnification Claim as provided by this Article VIII shall be finally settled by binding arbitration pursuant to the commercial rules of the American Arbitration Association following the Federal Rules of Civil Procedure. If the parties cannot agree on a single arbitrator for purposes of settling such a dispute, the indemnifying party and the indemnified party shall each appoint an arbitrator and so advise the other party, and these two arbitrators will appoint a third arbitrator. If either party fails to appoint an arbitrator within thirty (30) days after receipt of written request to do so, the decision of the appointed arbitrator shall be final. If an arbitrator fails or is unable to act, his successor will be appointed in the same manner as the arbitrator whom he succeeds. The arbitrators appointed as aforesaid shall immediately proceed to arbitrate the dispute between the indemnified party and the indemnifying party, and they shall, within fifteen (15) days of the arbitration proceeding, or as soon thereafter as may be practicable, render their decision in writing and transmit such written decision to the parties hereto. The forum for such proceeding shall be in the city of San Francisco, California and the arbitrators shall be entitled to such information, including the business records of Buyer and Seller, as they deem necessary or desirable for purposes of determining or resolving the dispute. The decision of the majority of the arbitrators then serving shall be binding and final upon the parties, and judgment made upon the order may be entered in any court having appropriate jurisdiction. The arbitrator shall determine which party shall bear the costs, including attorney's fees, of the proceedings or the portion of such cost which each party should bear.

                            ARTICLE IX

                           MISCELLANEOUS

     Section 9.1  Date of Agreement. The term "date of this
Agreement" as used herein shall mean the date this Agreement has been fully executed by Seller and the Buyer as indicated by their signatures below.

     Section 9.2 Date of Performance. In the event the Closing Date or any other date or provision provided herein should fall, expire or be due on a legal holiday, Saturday or Sunday, such date or provision shall be extended to the next working day which is not a legal holiday, Saturday or Sunday, and such next working day shall be considered to be the due date, performance date or expiration date for all purposes hereunder. Similarly, upon the occurrence of any act of God or any other event which is out of either party's control or otherwise considered to be a condition of force majeure, the performance hereunder including the Closing hereunder shall be extended until such time as performance is possible.

     Section 9.3 Entire Agreement. This Agreement contains the complete agreement between the parties hereto and cannot be varied, modified or altered except by the written agreement of the parties hereto. The parties agree that there are no oral agreements, understandings, representations or warranties which are not expressly set forth herein. This Agreement (including the Exhibits and Schedules hereto) shall supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants not set forth herein or contemplated hereby.

     Section 9.4 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective parties hereto and their successors, representatives, heirs, administrators, executors and assigns. This Agreement may not be assigned by any party without the prior written consent of the other party hereto.

     Section 9.5 Third Party Beneficiary. Nothing in this Agreement shall be deemed to create any right in any creditor or other person not a party hereto, and this instrument shall not be construed in any respect to be a contract in whole or in part for the benefit of any other party except as aforesaid.

     Section 9.6 Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced to evidence the agreement of the parties hereto.

     Section 9.7 Headings. The captions and headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of, or to construe or limit the meaning of, this Agreement or to affect the construction hereof.

     Section 9.8  Use of Certain Terms.  As used in this
Agreement, the words "herein", "hereof", and "hereunder" and the other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision.

     Section 9.9 Consent and Waiver. No consent or waiver, express or implied, by any party hereto of any breach or default by any other party hereto in the performance of his obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party of the same or any other obligations of such party hereunder. Failure on the part of any party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of his rights hereunder.

     Section 9.10 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be held invalid or unenforceable to any extent, such illegality or unenforceability shall extend to that provision solely, and the remainder of this Agreement shall be enforced to the greatest extent permitted by law as if such illegal or unenforceable provision were not incorporated herein.

     Section 9.11 Exhibits, Schedules, Etc. All statements contained in any Exhibit, Schedule, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement, and shall be deemed to be incorporated herein by reference. The Parties agree that certain schedules may be delivered after Closing.

     Section 9.12 Notices. Any notice or communication required or permitted hereunder shall be deemed to be delivered and received when actually received by the intended recipient or, whether actually received or not, on the third (3rd) day after it is deposited in the United States mail, postage fully prepaid, registered or certified mail, return receipt requested, addressed to the intended recipient at the address shown below:

     If to the Buyer, to:  Eyesite.Com, Inc.
                           2925 LBJ Freeway, Suite 188
                           Dallas, Texas 75234
                           Attn: George W. Flinn
     with a copy to:       Bellinger & DeWolf, L.L.P.
                           750 North St. Paul, Suite 900
                           Dallas, Texas 75201
                           Attn:  Glen A. Bellinger, Esq.

     If to Seller, to:     Gary Edwards, M.D.
                           1329 Lusitana Street
                           Suite 806
                           Honolulu, Hawaii 96813

     with a copy to:       ______________________________
                           ______________________________
                           ______________________________
                           ______________________________
                           Attn: ________________________


or at such other address for a party as shall be specified by like notice.

     Section 9.13 Survival. The representations and warranties of the parties contained herein shall survive the Closing for the period specified herein. All covenants and agreements made in this Agreement shall survive, and shall not be extinguished by, the Closing for the period specified herein.

     Section 9.14 Expenses. Except as otherwise expressly provided herein, each party will pay all of his expenses, including attorneys' fees, in connection with the negotiation of this Agreement, the performance of his obligations hereunder and the consummation of the transactions contemplated by this Agreement.

     Section 9.15 Further Assurances. The parties hereto will execute and deliver such further instruments of conveyance and transfer and take such additional actions as the other party may reasonably request to effect, consummate, confirm or evidence the transfer to the Buyer of the Assets. Seller will execute such documents as may be necessary to assist the Buyer in preserving or perfecting his rights in the Assets and will also do such acts as are necessary to fully perform any Seller's representations, warranties and agreements contained herein.

     Section 9.16 Governing Law. This agreement and the obligations of the parties hereto shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Texas. Each of the parties hereto agrees that any suit, action or proceeding for the enforcement of this Agreement shall be brought only in the State courts or Federal courts in the State of Texas, County of Dallas, and each party hereby consents to the jurisdiction of such courts.

     Section 9.17 Knowledge. As used herein, the term "to the best of their knowledge" or "to the best of his knowledge", and all similar terms or phrases shall mean all facts and information presently known to such person and any facts and information which such person should have known in the exercise of such care as a reasonable and prudent person would exercise under the same or similar circumstances, without the need for any independent investigation.

     Section 9.18 Time. The parties hereto agree that time is of the essence.

     Section 9.19 Facsimile Signatures. The parties hereto agree that the Closing may occur simultaneously, with facsimile signatures of each party serving for purposes of the Closing, with the understanding that the parties shall obtain fully executed original signatures following the Closing.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date set forth above.

                                   SELLER:

                                   /s/ GARY EDWARDS, M.D.
                                   --------------------------
                                   Gary Edwards, M.D.




                                   BUYER:

                                   EYESITE.COM, INC.
                                   a Delaware corporation


                                   By: /s/ GEORGE W. FLINN
                                   -------------------------
                                   George W. Flinn, President

                            EXHIBIT A


                    ASSETS SUBJECT TO PURCHASE


     (i) All of Seller's right, title and interest in and to the registered domain "http://www.eyesite.com" (the "Website");

     (ii) All right, title and interest, if any and of whatever kind or character, of Seller in and to all customer lists, customer files, customer information, marketing and promotional materials, manuals, marketing studies or analysis or any other records or memoranda relating in any manner whatsoever to Seller's Website customers or advertisers (collectively, the "Customers") or sales directly or indirectly related to the Website (hereinafter collectively referred to as the "Customer Lists");

     (iii) All original files, books and records of Seller with respect to the Customers and Customer Lists including, without limitation, all Customer files, Customer account histories, Customer purchasing and payment history, Customer credit files, etc., as well as a list of all current and previous suppliers or manufacturers to the Business within the past two (2) years with sales in excess of Five Thousand and 00/100 Dollars ($5,000.00) per year;

     (iv) To the extent such are assumable, all right, title and interest of Seller as of the date of Closing in, to and under the contracts, leases, franchises, agreements, arrangements, understandings, commitments and business relationships and all of Seller's rights (including rights of refund and offset), including without limitation, the Internic and Cybercom relationships and agreements, deposits, privileges, claims, causes of action and options relating to or pertaining to the Website (collectively, the "Contract Rights");

     (v) All of Seller's right, title and interest in and to any and all income and payments due Seller relating arising out of the Business as of the date of Closing;

     (vi) To the extent transferable, all right, title and interest of Seller as of the date of Closing in, to and under all permits and licenses relating to the Website, the Business or all or any of the Assets (as defined below);

     (vii) All right, title and interest of Seller in and to all prepaid rentals and other prepaid expenses, bonds, deposits and financial assurance requirements relating to any of the Assets or the Business, including without limitation, any prepaid amounts to Internic;

     (viii) All right, title and interest of Seller in and to any benefit of and the right to enforce the covenants and warranties, if any, the Seller is entitled to enforce with respect to the Assets against Seller's predecessors and title to the Assets;

                     Exhibit A - Page 1

     (ix) All of Seller's right, title and interest in the name "eyesite.com," "Eyesite.Com," "Eyesite" and all related and similar names, logos and trade names including, without limitation, any of Seller's corporate, copyright, trademark, trade name and service mark rights and interest in such names, logos and trade names; provided, however, that Buyer and Seller agree and acknowledge that parties other than Seller may have certain rights in the trade name "Eyesite";

     (x) All right, title and interest of Seller in, to and under all rights, privileges, claims, causes of actions and options relating or pertaining to the Business or the Assets;

     (xi) All right, title and interest of Seller in and to the goodwill of the Business and Seller;

                    Exhibit A - Page 2

                            EXHIBIT B

                       CONSULTING AGREEMENT

                       CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into to be effective as of December _____, 1999, by and between EYESITE.COM, INC., a Delaware corporation (the
"Company"), and GARY EDWARDS, M.D. ("Consultant").

                      W I T N E S S E T H:

     WHEREAS, the Company desires to contract with Consultant to assist the Company in (i) assisting the Company in its maintaining and upgrading that certain commercial web site with the registered domain of "http://www.eyesite.com" (the "Web site") and other related activities for the benefit of the Company (collectively, the "Consulting Services");

     WHEREAS, Consultant has particular skills, knowledge and abilities related to the provision of such Consulting Services;
and

     WHEREAS, the Company desires to compensate Consultant in full satisfaction of all of Consultant's past services and contributions to the Company; and

     WHEREAS, the Company desires to retain Consultant to perform the Consulting Services pursuant to the terms and provisions contained herein.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I

                            CONTRACT

     Section 1.1 Contract. (a) The parties hereby agree that the Company shall retain Consultant to perform the Consulting Services for the Company for a thirty-six (36) month period, commencing on the date hereof and ending thirty-six (36) months later, subject to the provisions of Article III and the other terms and conditions hereinafter set forth. In this regard, Consultant agrees to perform the Consulting Services using his professional and good faith judgment. Consultant shall be an independent contractor of Company in performing the Consulting Services, and nothing contained herein shall be construed to create an employment relationship or a partnership or joint venture between the Company and Consultant.

     (b) Unless otherwise authorized by the Board of Directors of the Company, Consultant shall not have the right to make any contracts or commitments for or on behalf of the Company relating to the Web site or otherwise, to sign or endorse any commercial paper, contracts or instruments of any nature or to enter into any obligation binding the Company to the payment of money or otherwise.

     Section 1.2 Offer to Employ Consultant. Following the term of this Agreement, Consultant may be offered an employment or a continuing consulting position, upon the mutual agreement and mutually agreeable terms negotiated between the Company and Consultant. In this regard, the parties intend that this Agreement to compensate Consultant for his actual services rendered to and for the benefit of the Company during the term of this Agreement. This Agreement does not preclude a conversion of Consultant's status into an employment relationship with the Company as an executive of the Company; rather, the Company acknowledges a strong interest at this time in entering into such a relationship with Consultant, should the work demands of the Company and the availability of Consultant make such an arrangement possible.

                            ARTICLE II

                           COMPENSATION

     Section 2.1 Compensation. As full compensation for all services rendered pursuant to this Agreement during the term of this Agreement, Consultant shall be paid by the Company a minimum monthly consulting fee (hereinafter referred to as the "Consulting Fee") equal to Seven Thousand and No/100 Dollars
($7,000.00).   Such Consulting Fee amount is based upon the
mutual understanding of Consultant and the Company that Consultant is obligated to render Thirty Five (35) documented consulting hours on a monthly basis for the benefit of the Company at an agreed rate equal to Two Hundred and No/100 Dollars ($200.00) per hour. Any consulting hours rendered by Consultant in excess of Thirty Five (35) hours per month shall be approved in advance by an officer or other official of the Company based upon specific project requirements of the Company in blocks (each, a "Block") of Ten (10) hours per Block at the agreed rate of One Thousand Five Hundred and No/100 Dollars ($1,500.00) per Block (each, a "Block Fee"). Prior to the payment of any Block Fee by the Company, Consultant shall document each Block to the satisfaction of the officer or other official of the Company who authorized such additional services. The monthly Consulting Fee and any Block Fee, as applicable, to be paid to Consultant hereunder shall be paid on the fifteenth (15th) day of each calendar month following the month actual services were rendered to the Company (and, in the case of a Block Fee, documented) by Consultant during the term.

                           ARTICLE III

                           TERMINATION

     Section 3.1 Termination. This Agreement may be terminated by the Company at any time only (i) for "cause", as determined by the Company's Board of Directors, or (ii) for a violation of any of Consultant's covenants against non-competition, confidentiality or nondisclosure of trade secrets or confidential information as set forth in Article IV below prior to the expiration of this Agreement, upon written notice delivered to Consultant.

                            ARTICLE IV

     Section 4.1 Non-Competition and Confidentiality. (a) Consultant recognizes and acknowledges that he will derive substantial benefit from the consummation of the transactions contemplated by this Agreement. Consultant further recognizes and acknowledges that The

Company is making a substantial investment pursuant to this Agreement and that certain Asset Purchase Agreement (the "Purchase Agreement") of even date herewith in reliance upon the fact that the knowledge and expertise developed by Consultant and his management of the affairs of the business of the Company (the "Business") will be preserved and will not be used in competition with the Business purchased by the Company. Consultant hereby agrees that the covenants contained herein are reasonable and necessary for the protection of the Company and the Business to be purchased by the Company, and that Consultant agrees to take all necessary actions to assure that Consultant will not, directly or indirectly, except for the benefit of the Company or with the prior written consent of the Company, which consent may be granted or withheld at the Company's sole discretion:

          (i) Own, manage, engage in, control, be employed by, participate in or be connected with, in any manner whatsoever, the ownership, management, operation or control of any business which sells, promotes or distributes products or services, which are reasonably like and which may reasonably compete or which otherwise performs services, which are reasonably like and which may reasonably compete with those products or services previously offered by Consultant's Business and/or the Web site (but specifically excluding any existing non-eye product or service Website of Consultant) at any time during the term of this Agreement;

          (ii) Canvas, solicit or accept business from "Customers of the Company" after effective date hereof (except on behalf of the Company) which, for purposes of this Agreement, shall mean any person or entity which has been contacted by Consultant or his affiliates or subsidiaries, or has engaged in business with Consultant or any of his affiliates or subsidiaries, during the two (2) year period prior to the effective date of this Agreement;

          (iii) Directly or indirectly request or advise any Customer of the Company to withdraw, curtail or cancel such Customer's business with the Company, or otherwise interfere with the business relationship between such Customers and the Company, or any of his affiliates or subsidiaries;

          (iv) Otherwise aid, consult or assist anyone engaged in any business which is competitive with the "Business of the Company," which "Business of the Company" shall include all business activities in which the Company or any of his affiliates or subsidiaries is engaged at any time after the date of Closing (including, but not limited to, the publication of one or more eye-related web sites, sales therefore, sales and acquisitions of such types of business) or in which the Company or any of his affiliates or subsidiaries plans to engage after the date of Closing; or

          (v) communicate to any person or entity any trade secrets, customer lists, information (financial or otherwise), strategies, systems, methods or any other business data or secrets of the Company, any of the Company's affiliates or subsidiaries.

     (b) Consultant's covenants against competition as set forth in subparagraph (a) above shall commence on the date of this Agreement and shall continue for a period of two (2) years after the date of Closing of this Agreement. The restraints against competition imposed on and agreed to by each Consultant hereunder shall apply to, and be enforceable in, the State of Hawaii, and/or an area within fifty (50) miles of any location where the Company, or any of its affiliates or subsidiaries is doing business.

     Section 4.2  Trade Secrets.

          (i) Consultant covenants and agrees that he will not, directly or indirectly, for his own account or benefit, or for the account or benefit of any other person or party, communicate to any person or entity any trade secrets, customer lists, information (financial or otherwise), strategies or any other business data or secrets of the Company.

          (ii) Consultant's covenant against disclosure as set forth in subparagraph (a) above shall commence on the date of this Agreement and shall continue for a period of two (2) years after the date of Closing of this Agreement.

     Section 4.3  Nondisclosure of Confidential Information.

          (i) Consultant acknowledges that the Company may disclose or has previously disclosed certain confidential information to such party. Consultant hereby covenants and agrees that he will not, without prior written consent of the Company, at the closing or at any time thereafter, disclose or permit to be disclosed to any third party by any method whatsoever any of the confidential information of the Company whether acquired prior to or after the Closing Date. For purposes of this Agreement, "confidential information" shall include, but not be limited to, any and all records, notes, memoranda, data, ideas, processes, methods, techniques, systems, formulas, patents, models, devices, programs, computer software, writings, research, personnel information, plans, or any other information of whatever nature in the possession or control of the Company which has not been published or disclosed to the general public, or which gives to the Company an opportunity to obtain an advantage over competitors who do not know of or use it.

          (ii) The foregoing paragraph shall not be applicable if and to the extent Consultant is required to testify in a judicial or regulatory proceeding pursuant to an order of a judge or administrative law judge issued after such party and his legal counsel urge that the aforementioned confidentiality be preserved.

          (iii) Any breach of this nondisclosure covenant will result in the waiver by Consultant of any and all rights to compensation and any additional Purchase Price, if any, unpaid at the time of the breach. In such event the Company shall have no further obligation to pay any amounts related thereto.

     Section 4.4. Remedy for Breach. Consultant expressly recognizes and acknowledges that the terms and conditions of this Agreement and specifically Article IV hereunder are reasonable as to time and area, necessary to protect the legitimate business interests of the Company, and are not unduly burdensome to Consultant.

     Further, Consultant expressly acknowledges and agrees that irreparable injury will result to the Company and to its business and properties in the event of any breach by Consultant of any of the provisions of this Article IV, and that Consultant's continued engagement is predicated on the commitments undertaken by him pursuant thereto. In the event of any breach of any of Consultant's commitments pursuant to this Article IV, the Company shall be entitled to immediately terminate this Agreement with no further obligation to Consultant hereunder and to any other remedies and damages available, including without limitation to injunctive relief to restrain the violation of such commitments by Consultant or by any person or persons acting for or with Consultant in any capacity whatsoever.

     If any court of competent jurisdiction should hereinafter determine in the course of litigation that the provisions of this
Article IV are unreasonable with respect to length of time, geographical area, or activities so restrained, then this clause shall be construed to operate for such period of time and such geographical area or areas and in respect of such activities as said court shall determine to be the maximum reasonable restraint in the circumstances, and the parties agree to submit such question or questions to such court in the event of any such determination of unreasonableness.

     Section 4.5. Waiver of Breach. The waiver of either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either the Company or Consultant. The failure to enforce any provision(s) of the Agreement shall not be construed as a waiver of such provision(s).

     Section 4.6.  Survival of Covenants.  The covenants of
Article IV hereof shall survive any termination of Consultant's engagement and any termination of this Agreement, and be enforceable according to their terms.


                            ARTICLE V

                          MISCELLANEOUS

     Section 5.1 Notices. All notices, demands or other communications required or provided hereunder shall be in writing and shall be deemed to have been given at the earlier of (a) actual receipt, or (b) three (3) days after deposit in the United States Mail as provided below. Notice may be sent by personal service to the parties or by deposit in the United States mail, certified or registered, postage prepaid, return receipt requested, addressed to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the other parties.
     If to Company:     Eyesite.Com, Inc.
                        2925 LBJ Freeway
                        Suite 188
                        Dallas, Texas  75234
                        Attention:  George W. Flinn, President

     with a copy to:    Bellinger & DeWolf, L.L.P.
                        750 North St. Paul, Suite 900
                        Dallas, Texas 75201
                        Attention:  H. Len Musgrove, Esq.

     If to Consultant:  Gary Edwards, M.D.
                        1329 Lusitana Street, Suite 806
                        Honolulu, Hawaii  96813

     Section 5.2 Applicable Law. This Agreement and the obligations of the parties hereunder shall be interpreted, construed, governed and enforced in accordance with the laws of the State of Texas, and shall be performed in Dallas County, Texas.

     Section 5.3 Entire Agreement. This Agreement, together with the Purchase Agreement, contains the entire agreement among the parties hereto relative to the transactions contemplated hereby, and supersedes all other oral and written agreements, express or implied, concerning the subject matter of this Agreement. No variations, modifications or changes in this Agreement shall be binding upon a party unless set forth in a document duly executed by or on behalf of such party.

     Section 5.4  Assignability.   Neither this Agreement, nor
the rights and obligations created under it, may be assigned by either party without the prior written consent of the other party to this Agreement.

     Section 5.5 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be held invalid or unenforceable to any extent, such illegality or unenforceability shall extend to that provision only, and the remainder of this Agreement shall be enforced to the greatest extent permitted by law as if such illegal or unenforceable provision were not incorporated herein.

     Section 5.6 Third Party Beneficiary. Nothing in this Agreement shall be deemed to create any right in any creditor or other person not a party hereto (other than the successors and assigns of a party hereto), and this instrument shall not be construed in any respect to be a contract in whole or in part for the benefit of any other party except as aforesaid.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

                            COMPANY:

                            EYESITE.COM,
                            a Delaware corporation



                            By: /s/ GEORGE W. FLYNN
                               ------------------------------
                                George W. Flinn, President

                            CONSULTANT:



                            /s/ GARY EDWARDS, M.D.
                            ---------------------------------
                            Gary Edwards, M.D.

                            EXHIBIT C


                        LICENSE AGREEMENT

                 WEB SITE LICENSE AGREEMENT


     THIS WEB SITE LICENSE AGREEMENT (the "Agreement") is made and entered into to be effective as of the ______ day of December, 1999, by and between GARY EDWARDS, M.D., an individual
("Edwards") and EYESITE.COM, INC., a Delaware corporation
("Licensee").

                        R E C I T A L S:

A. Edwards owns certain proprietary intellectual property, including without limitation, that certain commercial web site with the registered domain of "http://www.eyesite.com" and related intellectual property, a more specific description which is set forth below (collectively, the "Web Site"); and

B.     Licensee desires to obtain the exclusive use of the Web
Site during the term of this Agreement, and Edwards is agreeable to exclusively licensing the Web Site to Licensee, on the terms and conditions contained herein.

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   License of Web Site.

          1.1 Edwards grants to Licensee an exclusive, irrevocable worldwide royalty-free license to use, reproduce, improve, update, enhance, modify, market, distribute, license, rent, lease and sell advertising and products on the Web Site as part of its products and services to Licensee's customers, in Licensee's sole discretion.

          1.2     Licensee's exclusive license rights to the Web
Site shall be for a term of forty (40) months from the effective date of this Agreement.

     2. Ownership of the Web Site by Edwards. Edwards and Licensee stipulate and agree that the ownership of the "Web Site," which includes without limitation Edwards' Web Site (including updates, enhancements and modifications made during the term of this Agreement) shall be retained by Edwards during the term of this Agreement, except as provided in Section 3 below.

     3. Vesting of Ownership. The parties further agree and acknowledge that (i) this Agreement is entered into simultaneously with that certain Asset Purchase Agreement (the "Purchase Agreement") of even date between Edwards and Licensee, and (ii) Licensee shall have the right to acquire the fully vested ownership in the Web Site, subject to certain terms and conditions described in Section 1.5 of the Purchase Agreement. Notwithstanding any other provision of this Agreement, upon Licensee's attainment or satisfaction of the conditions set forth in Section 1.5 of the Purchase Agreement. Licensee shall be the fully vested owner of the Web Site in all respects and shall have no further obligation to Edwards hereunder.

     4. License. As used in this Agreement, the term "exclusive license" shall mean that Edwards shall not without the prior written consent of Licensee, for his own benefit or the benefit of a third party market, sell or distribute the Web Site to any party other than Licensee, nor shall Edwards license any third party to develop, create, publish, improve, market, sell or distribute the Web Site.

     5. Entire Agreement. This Agreement shall constitute the entire agreement of the parties as to Licensee's use of the Web Site, and all prior written or oral agreements are null and void.

     6. No Assignment. Neither party shall have the right to assign its obligations hereunder without the prior written consent of the other party.

     Dated to be effective as of the date above first written.

LICENSEE:                        EDWARDS:

EYESITE.COM, INC.,
a Delaware corporation


By:  /s/ GEORGE W. FLYNN         /s/ GARY EDWARDS, M.D.
    --------------------------   ----------------------------
    George W. Flinn, President   Gary Edwards, M.D.

Address for Notice:              Address for Notice:
Eyesite.Com, Inc.                1329 Edwards Street
2925 LBJ Freeway, Suite 188      Suite 806
Dallas, Texas 75234              Honolulu, Hawaii  96813
Attn: G. W. Flinn

                         SCHEDULE 1.1(c)


                       ASSUMED LIABILITIES


     Any and all contingent liabilities, whether now existing or arising in the future, resulting from any potential litigation pertaining to the past or present utilization by Seller of the names "Eyesite" and/or "eyesite.com".

                          SCHEDULE 3.2

                      NOTICES AND APPROVALS



1.   Internic Agreement

2.   Cybercom Agreement